     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              THE GILLETTE COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                              3420                                  04-1366970
  (State or other jurisdiction of      (Primary Standard Industrial                   (I.R.S. Employer
  incorporation or organization)        Classification Code Number)                Identification Number)

                           PRUDENTIAL TOWER BUILDING
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 421-7000
          (Address of principal executive offices, including zip code)

                               JILL C. RICHARDSON
                                   SECRETARY
                              THE GILLETTE COMPANY
                           PRUDENTIAL TOWER BUILDING
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 421-7000
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                            ------------------------
                  Please send copies of all communications to:

 WILLIAM J. MOSTYN, III,      MARY E. WEBER, ESQ.     FRANCIS J. MORISON, ESQ.     DAVID J. SORKIN, ESQ.
          ESQ.                   Ropes & Gray           Davis Polk & Wardwell        Simpson Thacher &
  The Gillette Company      One International Place     450 Lexington Avenue             Bartlett
Prudential Tower Building    Boston, Massachusetts    New York, New York 10017     425 Lexington Avenue
  Boston, Massachusetts              02110                 (212) 450-4000        New York, New York 10021
          02199                 (617) 951-7000                                        (212) 455-2000
     (617) 421-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of the Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [ ]

     If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
    TITLE OF EACH CLASS OF            AMOUNT TO BE             OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
 SECURITIES TO BE REGISTERED          REGISTERED(1)             PER SHARE(2)              PRICE(2)               FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock -- $1.00 Par
  Value (including Preferred
  Stock Purchase Rights)......      29,502,559 Shares            $60.84375           $1,795,046,324.16       $499,022.88
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Includes 3,848,160 shares which may be sold pursuant to the Underwriters' overallotment option.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The maximum price per share information is based on the average of the high and the low sale prices on March 30, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED APRIL 1, 1999

PROSPECTUS
                               25,654,399 SHARES

                         [LOGO OF THE GILLETTE COMPANY]

                                  COMMON STOCK

                            ------------------------

        The selling stockholder identified in this prospectus is offering all of the shares to be sold in the offering. Neither Gillette nor any of its executive officers or employees will be selling shares or receiving proceeds from the offering. The U.S. underwriters will offer shares in the United States and Canada, and the international managers will offer shares outside of the United States and Canada.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "G". On March 31, 1999, the last sale price of one share of our common stock on the New York Stock Exchange was $59 7/16. Our address is Prudential Tower Building, Boston, Massachusetts 02199. Our phone number is
(617) 421-7000.

                            ------------------------

                                                              PER SHARE        TOTAL
                                                              ---------        -----
       Public Offering Price................................      $              $
       Underwriting Discount................................      $              $
       Proceeds, before expenses, to the selling
          stockholder.......................................      $              $

        The U.S. underwriters may also purchase up to an additional 3,463,344 shares of common stock from the selling stockholder at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The international managers may similarly purchase up to an aggregate of an additional 384,816 shares from the selling stockholder.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of common stock will be ready for delivery in New York, New
York on or about                     , 1999.

                            ------------------------

MERRILL LYNCH & CO.
                            ------------------------
               The date of this prospectus is             , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
Information about The Gillette Company......................    3
Where You Can Find More Information.........................    4
Use of Proceeds.............................................    5
Selling Stockholder.........................................    5
Description of Capital Stock................................    6
Underwriting................................................    9
Legal Matters...............................................   12
Experts.....................................................   12

                            ------------------------

        In this prospectus, "Gillette", "we", "us" and "our" refer to The Gillette Company.

                     INFORMATION ABOUT THE GILLETTE COMPANY

        Our businesses range across several industry segments, including blades and razors, toiletries, stationery products, electric shavers, small household appliances, hair care appliances, oral care appliances, oral care products and alkaline batteries for consumer products.

        Founded in 1901, we are the world leader in male grooming products, a category that includes blades and razors and shaving preparations. We hold the number one position worldwide in selected female grooming products, such as wet shaving products and hair epilation devices. We are the world's top seller of writing instruments and correction products, toothbrushes and oral care appliances. In addition, we are the world leader in alkaline batteries.

        We have a wide array of well-established brands, including: razor and blade products under the MACH 3(R), Sensor Excel(R), Sensor(R), Atra(R), Trac II(R), Custom Plus(R) and Good News(R) names; Braun(R) electric shavers and appliances; Gillette(R) Series, Right Guard(R), Soft & Dri(R) and Dry Idea(R) deodorant antiperspirant brands; White Rain(R) hair care line; Parker(R), Paper Mate(R), Waterman(R) and Flair(R) writing instruments; Liquid Paper(R) correction products; Oral-B(R) dental products; and Duracell(R) consumer batteries.

        We are divided into five worldwide business management groups, organized on a product line basis: male and female grooming; Duracell; Braun; Oral-B; and Stationery; and five commercial operations groups, organized on a geographic basis: North America; Latin America; Europe; Africa, Middle East and Eastern Europe or "AMEE"; and Asia-Pacific. The business management groups are responsible for consumer marketing, research and development and manufacturing. The commercial operations groups are responsible for sales and trade marketing.

        As of March 1, 1999, we conducted manufacturing operations at 62 facilities in 25 countries and distributed products through wholesalers, retailers and agents in over 200 countries and territories.

        Our executive offices are located at Prudential Tower Building, Boston, Massachusetts 02199, and our telephone number is (617) 421-7000.

                      WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference rooms maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We also file reports, proxy statements and other information with the SEC electronically, and these materials may be inspected and copied at the SEC's Web site (http://www.sec.gov). In addition, these materials can be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement that we have filed with the SEC. This prospectus does not contain all the information set forth in the registration statement. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. You may read and copy the registration statement at the SEC's public reference rooms described above.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of this offering:

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     (2) The description of our capital stock contained in our Registration Statement on Form 8-A/A filed on November 12, 1996.

     (3) Our Current Report on Form 8-K filed on February 19, 1999.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the documents that have been incorporated by reference in this prospectus. You may obtain these documents by writing to The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, Attention:
Corporate Secretary, or by calling (617) 421-7000.

                                USE OF PROCEEDS

        All net proceeds from the sale of the shares of our common stock offered in this prospectus will go to the selling stockholder who offers and sells them. Neither we nor any of our executive officers or employees will be selling shares or receiving proceeds from this offering.

                              SELLING STOCKHOLDER

        The selling stockholder acquired the shares of our common stock in a merger in which we acquired Duracell.

        Henry R. Kravis, who is one of our directors, is a general partner of KKR Associates, the selling stockholder.

        The following table sets forth certain information regarding beneficial ownership of our common stock by the selling stockholder at December 31, 1998.

                             BENEFICIAL OWNERSHIP                                  BENEFICIAL OWNERSHIP
                               PRIOR TO OFFERING       SHARES BEING OFFERED(1)        AFTER OFFERING
                            -----------------------    -----------------------    -----------------------
                              SHARES     PERCENTAGE      SHARES     PERCENTAGE      SHARES     PERCENTAGE
                            ----------   ----------    ----------   ----------    ----------   ----------
NAME
--------------------------
KKR Associates(2).........  51,308,798     4.642%      25,654,399     2.321%      25,654,399     2.321%

---------------
(1) Assumes no exercise of the underwriters' over-allotment option. If the over-allotment option were exercised in full, 29,502,559 shares of common stock would be offered.

(2) Shares of common stock shown as beneficially owned by KKR Associates are owned of record by DI Associates, L.P. and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possesses sole voting and investment power, and by KKR Associates.

                          DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 2,320,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, without par value.

COMMON STOCK

        Subject to the preferences of our outstanding preferred stock, the holders of our common stock are entitled to receive dividends when and as declared by our Board of Directors and paid by us. Holders of our common stock are entitled to one vote per share. There is no cumulative voting. If we are liquidated, dissolved or wound up, we will pay our creditors first, followed by our preferred stockholders. Subsequently, we will distribute our remaining assets to our common stockholders in proportion to the number of shares that each stockholder owns. Other than the preferred stock purchase rights referred to below, holders of our common stock have no preemptive or other subscription rights. There are no conversion, redemption or sinking fund provisions applicable to our common stock. Our Board of Directors is authorized to issue all of the authorized and unissued shares of our common stock.

        BankBoston, N.A. is the registrar and transfer agent of the shares of our common stock.

        At December 31, 1998, 1,105,406,751 shares of our common stock were issued and outstanding and held of record by 61,500 holders.

PREFERRED STOCK

        Our Board of Directors is authorized to fix the terms of one or more series of a class of preferred stock. They are also authorized to issue any or all of the authorized and unissued shares of preferred stock. Issues of preferred stock may limit or qualify the rights of the holders of our common stock.

Series C ESOP Convertible Preferred Stock

        At December 31, 1998, 148,627 shares of Series C ESOP convertible preferred stock, no par value per share, were issued and outstanding. All of the issued and outstanding ESOP convertible preferred stock is held by our Employee Stock Ownership Plan. The holders of the ESOP convertible preferred stock are entitled to receive cash dividends in the amount of $48.23 per share per year. Such dividends accrue whether or not declared and cumulate if not paid when accrued. If full cumulative dividends on the ESOP convertible preferred stock have not been declared and paid or set apart for payment when due, we are not allowed to pay dividends on any other class of stock ranking junior to the ESOP convertible preferred stock, including our common stock. If we are liquidated, dissolved or wound-up, holders of ESOP convertible preferred stock are entitled to receive liquidating distributions in the amount of $602.875 per share, plus an amount equal to all accumulated and unpaid dividends.

        As of December 31, 1998, each share of ESOP convertible preferred stock was convertible into 80 shares of common stock, subject to adjustment for stock dividends, stock splits and the like. In any matter submitted to a vote of the holders of our common stock, each share of ESOP convertible preferred stock is entitled to a number of votes equal to the number of shares of common stock into which such share could be converted, whether or not then convertible, on the record date for determining the stockholders entitled to vote.

        The ESOP convertible preferred stock is redeemable upon the occurrence of certain changes in control or other events, depending on the event at our option or the option of the stockholder, at varying prices not less than $602.875 per share plus accumulated and unpaid dividends.

Preferred Stock Purchase Rights

        Pursuant to a Renewed Rights Agreement dated as of December 14, 1995, effective as of December 9, 1996, that we entered into with the First National Bank of Boston, as Rights Agent, a right is attached to each outstanding share of common stock, and each share of ESOP convertible preferred stock is entitled to 80 rights.

        At December 31, 1998, we had 1,117,296,898 rights outstanding as follows: one right for each share of common stock outstanding and a total of 11,890,147 rights for the outstanding ESOP convertible preferred stock. Each right may be exercised to purchase one ten-thousandth of a share of Series A junior participating preferred stock for $225. The rights will only become exercisable, or separately transferable, on the earlier of the tenth business day after we announce that a person has acquired 15% or more of our common stock or the tenth business day after a tender offer commences that could result in ownership of 15% or more of our common stock.

        If any person acquires 15% or more of our common stock, except in an offer for all of our common stock that has been approved by our Board of Directors, or in the event of specified mergers or other transactions involving a 15% or more stockholder, each right not owned by that person or related parties will enable its holder to purchase, at the right's exercise price, common stock, or a combination of common stock and other assets, having double that value. Similar terms would apply to the purchase of that party's common stock in the event of specified types of merger or asset sale transactions with another party.

        The rights, which have no voting power, expire on December 14, 2005, subject to extension. Upon approval by our Board of Directors, the rights may be redeemed for $.01 each under some conditions. These conditions may change after any person becomes a 15% stockholder.

        Because this is a summary, it does not contain a complete description of the rights. The form of Renewed Rights Agreement, which specifies the terms of the rights, has been filed with the SEC as an exhibit to our Form 8-K dated December 18, 1995, and has been incorporated by reference into our Form 8A/A filed on November 12, 1996, which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

Series A Junior Participating Preferred Stock

        Our Board of Directors has reserved 400,000 shares of Series A junior participating preferred stock for issuance upon exercise of the rights. The shares of junior participating preferred stock have the following terms. Each share of junior participating preferred stock will be entitled, subject to the rights of holders of any other series of preferred stock having superior rights, to receive cumulative quarterly cash dividends payable on the fifteenth day of January, April, July and October in each year equal to the greater of (a) $20, or (b) subject to anti-dilution adjustments, currently 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount, payable in kind, of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, declared on our common stock since the immediately preceding quarterly dividend payment date on the junior participating preferred stock. Accrued but unpaid dividends will not bear interest.

        Holders of shares of junior participating preferred stock will, subject to anti-dilution adjustments, be entitled to 10,000 votes currently on all matters submitted to a vote of our stockholders, voting together with the holders of our common stock as a single class, except as otherwise required by law. If at the time of any annual meeting of stockholders for the election of directors the amount of accrued but unpaid dividends upon the junior participating preferred stock is equal to six full quarterly dividends, the holders of shares of junior participating preferred stock, voting separately as a class, will have the right to elect two members of the Board of Directors. This right shall continue until all accrued dividends are paid. In addition, while dividends on the junior participating preferred stock are unpaid as described above, the terms of the junior participating preferred stock limit our ability to pay dividends and to redeem or repurchase or otherwise acquire shares of our stock.

        If we are liquidated, voluntarily or otherwise, dissolved or wound-up, holders of junior participating preferred stock will be entitled to receive, before any distribution is made with respect to shares of stock ranking junior to the junior participating preferred stock, an amount equal to the greater of

(a) $200 per share, or (b) subject to anti-dilution adjustments, currently 10,000 times the aggregate per share amount to be distributed to holders of our common stock.

        In the event of any consolidation, merger, combination or other transaction in which the shares of our common stock are exchanged for or changed into other stock or securities of another company or cash and/or other property, then in any such case the shares of junior participating preferred stock will be similarly exchanged or changed in an amount per share, subject to anti-dilution adjustments, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property payable in kind, as the case may be, into which or for which each share of our common stock is changed or exchanged.

        The shares of junior participating preferred stock will rank pari passu with, or if determined by our Board of Directors, junior and subordinate to, all other series of our preferred stock with respect to dividends and/or liquidation preference. The junior participating preferred stock may be issued in fractional shares, and may not be mandatorily redeemed by us.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW AFFECTING CHANGES OF CONTROL

        Under Article 9 of our Certificate of Incorporation and the related provisions of Article XIII of our bylaws, our Board of Directors is classified into three classes as nearly equal in number as possible, with one class being elected each year for a three-year term. A director may only be removed for cause and only by the majority vote of the outstanding shares entitled to vote. The affirmative vote of at least 75% of the votes of the shares entitled to vote is required to amend or repeal Article 9 of the Certificate of Incorporation or
Article XIII of the bylaws or to adopt any provision inconsistent with those articles.

        The bylaws provide that special meetings of stockholders may be called only by our Chief Executive Officer or by our Board of Directors. The bylaws also provide that in general we must receive stockholder proposals intended to be presented at a meeting of stockholders, including proposals for the nomination of directors, 60 days in advance of the meeting.

        Our bylaws contain provisions requiring us to indemnify any director, officer, employee or agent to the fullest extent permitted under Delaware law. Our Certificate of Incorporation provides that our directors shall not be personally liable to us or to our stockholders for monetary damages arising out of the director's breach of that person's fiduciary duty as a director, except to the extent that Delaware law does not permit exemption from such liability.

        Our Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company, except as provided in our Certificate of Incorporation and subject to the power of the stockholders to adopt, amend or repeal the bylaws.

        We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, this statute prohibits a publicly-held Delaware corporation like us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of our voting stock.

        Some provisions of our Certificate of Incorporation and bylaws and Delaware law described in "Description of Capital Stock" may have anti-takeover effects.

                                  UNDERWRITING

GENERAL

        The selling stockholder intends to offer our common stock in the United States and Canada through a number of U.S. underwriters and elsewhere through international managers. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as U.S. representative of each of the U.S. underwriters. Subject to the terms and conditions set forth in a U.S. purchase agreement among us, the selling stockholder and the U.S. underwriters, and concurrently with the sale of 2,565,440 shares of common stock to the international managers, the selling stockholder has agreed to sell to the U.S. underwriters, and each of the U.S. underwriters severally and not jointly has agreed to purchase from the selling stockholder, the number of shares of common stock set forth opposite its name below.

                                                                   NUMBER OF
                      U.S. UNDERWRITER                               SHARES
                      ----------------                             ---------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................

                                                                   ----------
             Total..........................................       23,088,959
                                                                   ==========

        The selling stockholder has also entered into an international purchase agreement with certain international managers outside the United States and Canada for whom Merrill Lynch International is acting as lead manager. Subject to the terms and conditions set forth in the international purchase agreement, and concurrently with the sale of 23,088,959 shares of common stock to the U.S. underwriters pursuant to the U.S. purchase agreement, the selling stockholder has agreed to sell to the international managers, and the international managers severally have agreed to purchase from the selling stockholder, an aggregate of 2,565,440 shares of common stock. The public offering price per share and the total underwriting discount per share of common stock are identical under the U.S. purchase agreement and the international purchase agreement.

        In the U.S. purchase agreement and the international purchase agreement, the U.S. underwriters and the international managers, respectively, severally have agreed, subject to the terms and conditions set forth in those agreements, to purchase all of the shares of common stock being sold under the terms of each such agreement if any of the shares of common stock being sold under the terms of that agreement are purchased. In the event of a default by an underwriter or manager, the U.S. purchase agreement and the international purchase agreement provide that, in certain circumstances, the purchase commitments of the nondefaulting underwriters or managers may be increased or the purchase agreements may be terminated. The closings with respect to the sale of shares of common stock to be purchased by the U.S. underwriters and the international managers are conditioned upon one another.

        We and the selling stockholder have agreed to indemnify the U.S. underwriters and the international managers against certain liabilities, including some liabilities under the Securities Act, or to contribute to payments the U.S. underwriters and international managers may be required to make in respect of those liabilities.

        The shares of common stock are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of specified legal matters by counsel for the underwriters and satisfaction of other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

COMMISSIONS AND DISCOUNTS

        The U.S. representative has advised us and the selling stockholder that the U.S. underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers at such price less a concession not in excess of

$     per share of common stock. The U.S. underwriters may allow, and such
dealers may reallow, a discount not in excess of $     per share of common stock
to certain other dealers. After the public offering, the public offering price, concession and discount may change.

        The following table shows the per share and total public offering price, underwriting discount to be paid by the selling stockholder to the U.S. underwriters and the international managers and the proceeds before expenses to the selling stockholder. This information is presented assuming either no exercise or full exercise by the U.S. underwriters and the international managers of their over-allotment options described below.

                                                        Per       Without       With
                                                       Share       Option      Option
                                                     ---------    --------    --------
Public Offering Price..............................  $            $           $
Underwriting Discount..............................  $            $           $
Proceeds, before expenses, to the selling
  stockholder......................................  $            $           $

        The expenses of the offering, exclusive of the underwriting discount,
are estimated at $          and are payable by us.

INTERSYNDICATE AGREEMENT

        The U.S. underwriters and the international managers have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the terms of the intersyndicate agreement, the U.S. underwriters and the international managers are permitted to sell shares of our common stock to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of the intersyndicate agreement, the U.S. underwriters and any dealer to whom they sell shares of our common stock will not offer to sell or sell shares of our common stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the international managers and any dealer to whom they sell shares of common stock will not offer to sell or sell shares of common stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions under the terms of the intersyndicate agreement.

OVER-ALLOTMENT OPTION

        The selling stockholder has granted an option to the U.S. underwriters, exercisable from time to time for 30 days after the date of this prospectus, to purchase up to an aggregate of 3,463,344 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus, less the underwriting discount. The U.S. underwriters may exercise this option solely to cover over-allotments, if any, made on the sale of our common stock offered hereby. To the extent that the U.S. underwriters exercise this option, each U.S. underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares of our common stock proportionate to the U.S. underwriter's initial amount reflected in the foregoing table.

        The selling stockholder also has granted an option to the international managers, exercisable from time to time for 30 days after the date of this prospectus, to purchase up to an aggregate of 384,816 additional shares of common stock to cover over-allotments, if any, on terms similar to those granted to the U.S. underwriters.

NO SALES OF SIMILAR SECURITIES

        We and the selling stockholder have agreed, with certain exceptions, without the prior written consent of Merrill Lynch on behalf of the underwriters for a period of 90 days after the date of this prospectus, not to

        - sell, pledge, assign, or transfer or dispose of any shares of our common stock, or any option, right, warrant or contract to purchase our common stock or any securities convertible into or exercisable or exchangeable for our common stock or

        - enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of our common stock whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

        Exceptions to the foregoing restrictions with respect to us are

        - issuances of common stock, options, phantom stock or other securities or rights pursuant to any employee or director compensation, option, savings, benefit or other plan of ours and hedging transactions and programs in connection with any such plan.

        - issuances upon exercise, conversion or exchange of any securities or obligations outstanding on the date of the U.S. purchase agreement.

        - issuances of equity securities as consideration for an acquisition.

        - purchases of stock or uses of put options or other derivative securities pursuant to any previously announced stock repurchase program.

        - issuances of common stock, and securities or agreements with respect thereto, in the aggregate not greater than 2,000,000 shares of common stock.

NEW YORK STOCK EXCHANGE

        Our common stock is listed on the New York Stock Exchange under the symbol "G".

PRICE STABILIZATION, SHORT POSITIONS AND PENALTY BIDS

        Until the distribution of our common stock is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase our common stock. As an exception to these rules, the U.S. representative is permitted to engage in transactions that stabilize the price of our common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock.

        If the underwriters create a short position in our common stock in connection with the offering, i.e., if they sell more shares of our common stock than are set forth on the cover page of this prospectus, the U.S. representative may reduce that short position by purchasing our common stock in the open market. The U.S. representative may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        None of Gillette, the selling stockholder or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of Gillette, the selling stockholder or any of the underwriters makes any representation that the U.S. representative or the lead manager will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

OTHER RELATIONSHIPS

        Certain of the underwriters and their affiliates engage in transactions with, and perform services for, our company, our affiliates, the selling stockholder and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with our company, our affiliates, the selling stockholder and its affiliates, for which they have received or will receive customary compensation.

                                 LEGAL MATTERS

        The validity of the common stock being offered in this prospectus will be passed upon for us by James P. Connolly, Esq., Acting General Counsel. As of February 26, 1999, Mr. Connolly beneficially owned approximately 81,968 shares of our common stock, including options to purchase 108,666 shares of common stock and 25 shares of common stock through his interest in our Employee Stock Ownership Plan. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

        The consolidated financial statements and schedules appearing in our annual report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their reports. These reports are incorporated by reference in this prospectus in reliance upon such reports given upon authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               25,654,399 SHARES

                                 [INSERT LOGO]

                                  COMMON STOCK

                             ---------------------
                                   PROSPECTUS
                             ---------------------

                              MERRILL LYNCH & CO.

                                            , 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED APRIL 1, 1999
PROSPECTUS
                               25,654,399 SHARES

                         [LOGO OF THE GILLETTE COMPANY]

                                  COMMON STOCK

                            ------------------------

        The selling stockholder identified in this prospectus is offering all of the shares to be sold in the offering. Neither Gillette nor any of our executive officers or employees will be selling shares or receiving proceeds from the offering. The international managers will offer shares outside of the United States and Canada, and the U.S. underwriters will offer shares in the United States and Canada.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "G". On March 31, 1999, the last sale price of one share of our common stock on the New York Stock Exchange was $59 7/16. Our address is Prudential Tower Building, Boston, Massachusetts 02199. Our phone number is
(617) 421-7000.

                            ------------------------

                                                              PER SHARE        TOTAL
                                                              ---------        -----
     Public Offering Price..................................      $              $
     Underwriting Discount..................................      $              $
     Proceeds, before expenses, to the selling
       stockholder..........................................      $              $

        The international managers may also purchase up to an additional 384,816 shares of common stock from the selling stockholder at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The U.S. underwriters may similarly purchase up to an aggregate of an additional 3,463,344 shares from the selling stockholder.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of common stock will be ready for delivery in New York, New
York on or about                     , 1999.

                            ------------------------

MERRILL LYNCH INTERNATIONAL
                            ------------------------
               The date of this prospectus is             , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
Information about The Gillette Company......................    3
Where You Can Find More Information.........................    4
Use of Proceeds.............................................    5
Selling Stockholder.........................................    5
Material United States Tax Considerations Applicable to
  Non-United States Holders of Our Common Stock.............    6
Description of Capital Stock................................    9
Underwriting................................................   12
Legal Matters...............................................   15
Experts.....................................................   15

                            ------------------------

        In this prospectus, "Gillette", "we", "us" and "our" refer to The Gillette Company.

                     INFORMATION ABOUT THE GILLETTE COMPANY

        Our businesses range across several industry segments, including blades and razors, toiletries, stationery products, electric shavers, small household appliances, hair care appliances, oral care appliances, oral care products and alkaline batteries for consumer products.

        Founded in 1901, we are the world leader in male grooming products, a category that includes blades and razors and shaving preparations. We hold the number one position worldwide in selected female grooming products, such as wet shaving products and hair epilation devices. We are the world's top seller of writing instruments and correction products, toothbrushes and oral care appliances. In addition, we are the world leader in alkaline batteries.

        We have a wide array of well-established brands, including: razor and blade products under the MACH 3(R), Sensor Excel(R), Sensor(R), Atra(R), Trac II(R), Custom Plus(R) and Good News(R) names; Braun(R) electric shavers and appliances; Gillette(R) Series, Right Guard(R), Soft & Dri(R) and Dry Idea(R) deodorant antiperspirant brands; White Rain(R) hair care line; Parker(R), Paper Mate(R), Waterman(R) and Flair(R) writing instruments; Liquid Paper(R) correction products; Oral-B(R) dental products; and Duracell(R) consumer batteries.

        We are divided into five worldwide business management groups, organized on a product line basis: male and female grooming; Duracell; Braun; Oral-B; and Stationery; and five commercial operations groups, organized on a geographic basis: North America; Latin America; Europe; Africa, Middle East and Eastern Europe or "AMEE"; and Asia-Pacific. The business management groups are responsible for consumer marketing, research and development and manufacturing. The commercial operations groups are responsible for sales and trade marketing.

        As of March 1, 1999, we conducted manufacturing operations at 62 facilities in 25 countries and distributed products through wholesalers, retailers and agents in over 200 countries and territories.

        Our executive offices are located at Prudential Tower Building, Boston, Massachusetts 02199, and our telephone number is (617) 421-7000.

                      WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference rooms maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We also file reports, proxy statements and other information with the SEC electronically, and these materials may be inspected and copied at the SEC's Web site (http://www.sec.gov). In addition, these materials can be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement that we have filed with the SEC. This prospectus does not contain all the information set forth in the registration statement. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. You may read and copy the registration statement at the SEC's public reference rooms described above.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of this offering:

        (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

        (2) The description of our capital stock contained in our Registration Statement on Form 8-A/A filed on November 12, 1996.

        (3) Our Current Report on Form 8-K filed on February 19, 1999.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the documents that have been incorporated by reference in this prospectus. You may obtain these documents by writing to The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, Attention:
Corporate Secretary, or by calling (617) 421-7000.

                                USE OF PROCEEDS

        All net proceeds from the sale of the shares of our common stock offered in this prospectus will go to the selling stockholder who offers and sells them. Neither we nor any of our executive officers or employees will be selling shares or receiving proceeds from this offering.

                              SELLING STOCKHOLDER

        The selling stockholder acquired the shares of our common stock in a merger in which we acquired Duracell.

        Henry R. Kravis, who is one of our directors, is a general partner of KKR Associates, the selling stockholder.

        The following table sets forth certain information regarding beneficial ownership of our common stock by the selling stockholder at December 31, 1998.

                             BENEFICIAL OWNERSHIP                                  BENEFICIAL OWNERSHIP
                               PRIOR TO OFFERING       SHARES BEING OFFERED(1)        AFTER OFFERING
                            -----------------------    -----------------------    -----------------------
           NAME               SHARES     PERCENTAGE      SHARES     PERCENTAGE      SHARES     PERCENTAGE
           ----             ----------   ----------    ----------   ----------    ----------   ----------
KKR Associates(2).........  51,308,798      4.642%     25,654,399      2.321%     25,654,399      2.321%

---------------
(1) Assumes no exercise of the underwriters' over-allotment option. If the over-allotment option were exercised in full, 29,502,559 shares of common stock would be offered.

(2) Shares of common stock shown as beneficially owned by KKR Associates are owned of record by DI Associates, L.P. and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possesses sole voting and investment power, and by KKR Associates.

            MATERIAL UNITED STATES TAX CONSIDERATIONS APPLICABLE TO
                 NON-UNITED STATES HOLDERS OF OUR COMMON STOCK

        The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of our common stock by a person that, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust as defined in the Internal Revenue Code. We refer to these persons in the following discussion as "non-U.S. holders." This discussion does not consider specific facts and circumstances that may be relevant to a particular non-U.S. holder in light of such holder's particular situation. This discussion does not deal with all aspects of United States federal income and estate taxation that may be relevant to non-U.S. holders, including special rules applicable to certain United States expatriates, nor does it deal with United States state and local or foreign tax consequences. In addition, this discussion is not intended for non-U.S. holders who will not hold our common stock as capital assets or non-U.S. holders who are otherwise subject to special treatment under the Internal Revenue Code, including insurance companies, tax-exempt entities, financial institutions, broker-dealers and persons who would hold our common stock as part of a straddle, hedge or conversion transaction. Furthermore, the following discussion is based on provisions of the Internal Revenue Code, existing and proposed regulations and administrative and judicial interpretations as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. Each prospective non-U.S. holder is urged to consult a tax advisor with respect to the United States federal tax consequences of purchasing, holding and disposing of our common stock, as well as any tax consequences that may arise under the laws of any state, municipality or other taxing jurisdiction.

        Among other ways, a non-U.S. citizen may be deemed to be a resident alien rather than a non-resident alien with respect to any calendar year by virtue of being present in the United States on at least 31 days in such calendar year and for an aggregate of at least 183 days during the current calendar year and the two preceding calendar years. All of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year will be counted for this purpose. Resident aliens are subject to United States federal tax as if they were United States citizens.

DIVIDENDS ON COMMON STOCK

        Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a rate of 30% of the gross amount of the dividends or at a lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States. Dividends that are effectively connected with the holder's conduct of a trade or business in the United States are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates, and are not generally subject to withholding, provided that the holder complies with certain certification and disclosure requirements. Any such effectively connected dividends received by a foreign corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate as may be specified by an applicable income tax treaty.

        Under the current law, dividends paid to an addressee outside the United States are presumed to be paid to a resident of the country of address, unless the payer has knowledge to the contrary, for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty. Under recently finalized new withholding regulations, a non-U.S. holder of our common stock will be required to satisfy certain certification and other requirements in order to claim the benefit of a reduced withholding tax rate with respect to dividends under an applicable treaty. In addition, under the new withholding regulations, in the case of common stock held by a foreign partnership, the certification requirements would generally be applied to the partners and the partnership may be required to provide certain information, including a United States taxpayer identification number. The new withholding regulations also provide look-through rules for tiered partnerships. The new withholding regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-U.S. holders are encouraged to consult their own tax advisors with respect to the application of the new withholding regulations.

        A non-U.S. holder of our common stock that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the United States Internal Revenue Service.

GAIN ON DISPOSITION OF OUR COMMON STOCK

        A non-U.S. holder generally will not be subject to United States federal income tax in respect of gain recognized on a sale or other disposition of our common stock unless (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States or, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, (ii) in the case of a non-U.S. holder who is an individual and holds our common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale and other conditions are met, or (iii) we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the holder's holding period and the non-U.S. holder owned more than 5% of our common stock at any time during such period. We believe that we have not been and are not a United States real property holding corporation for United States federal income tax purposes and do not currently anticipate becoming a United States real property holding corporation. Different tax consequences would apply to certain non-U.S. holders if we were to become a United States real property holding corporation. If a non-U.S. holder falls under clause (i) above, the holder will be taxed on the net gain derived from the sale at regular graduated United States federal income tax rates (the branch profits tax also may apply if the non-U.S. holder is a corporation). If a non-U.S. holder falls under clause
(ii) above, the holder generally will be subject to a flat 30% tax on the net gain derived from the sale which gain may be offset by United States capital losses recognized in the same taxable year as the sale.

FEDERAL ESTATE TAX

        Common stock owned or treated as owned by a non-U.S. holder at the time of death, or common stock of which the non-U.S. holder made certain lifetime transfers, will be included in the holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNITED STATES INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

        We must report to the United States Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder, including the name and address of the holder, and the tax withheld, if any, with respect to such dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        Under current law, backup withholding, which generally is a withholding imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements, will generally not apply to dividends paid to a non-U.S. holder at an address outside the United States unless such non-U.S. holder is engaged in a trade or business in the United States or unless the payer has knowledge that the payee is a United States person. However, under the new withholding regulations, which are generally effective for dividends paid after December 31, 1999, dividend payments may be subject to backup withholding unless applicable certification requirements are satisfied. See the discussion above with respect to rules applicable to foreign partnerships under the new withholding regulations.

        In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of common stock effected outside the United States by a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or, effective for payments after December 31, 1999, a foreign partnership (i) more than 50% of the income or capital interests of which are owned by United States persons or (ii) that is engaged in a United States trade or business, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such broker has documentary evidence in its records that the beneficial owner of the stock sold is a non-U.S. holder and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

        Payment to or through a United States office of a broker of the proceeds of a sale of common stock is generally subject to both backup withholding and information reporting unless the beneficial owner certifies on a Form W-8 (or a suitable substitute form) under penalties of perjury that it is a non-U.S. holder, or otherwise establishes an exemption.

        Effective for payments after December 31, 1999 (and subject to certain transition rules), the new withholding regulations unify certain certification procedures and forms and the reliance standards relating to information reporting and backup withholding.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's United States federal income tax liability provided the required information is furnished to the United States Internal Revenue Service.

                          DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 2,320,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, without par value.

COMMON STOCK

        Subject to the preferences of our outstanding preferred stock, the holders of our common stock are entitled to receive dividends when and as declared by our Board of Directors and paid by us. Holders of our common stock are entitled to one vote per share. There is no cumulative voting. If we are liquidated, dissolved or wound up, we will pay our creditors first, followed by our preferred stockholders. Subsequently, we will distribute our remaining assets to our common stockholders in proportion to the number of shares that each stockholder owns. Other than the preferred stock purchase rights referred to below, holders of our common stock have no preemptive or other subscription rights. There are no conversion, redemption or sinking fund provisions applicable to our common stock. Our Board of Directors is authorized to issue all of the authorized and unissued shares of our common stock.

        BankBoston, N.A. is the registrar and transfer agent of the shares of our common stock.

        At December 31, 1998, 1,105,406,751 shares of our common stock were issued and outstanding and held of record by 61,500 holders.

PREFERRED STOCK

        Our Board of Directors is authorized to fix the terms of one or more series of a class of preferred stock. They are also authorized to issue any or all of the authorized and unissued shares of preferred stock. Issues of preferred stock may limit or qualify the rights of the holders of our common stock.

Series C ESOP Convertible Preferred Stock

        At December 31, 1998, 148,627 shares of Series C ESOP convertible preferred stock, no par value per share, were issued and outstanding. All of the issued and outstanding ESOP convertible preferred stock is held by our Employee Stock Ownership Plan. The holders of the ESOP convertible preferred stock are entitled to receive cash dividends in the amount of $48.23 per share per year. Such dividends accrue whether or not declared and cumulate if not paid when accrued. If full cumulative dividends on the ESOP convertible preferred stock have not been declared and paid or set apart for payment when due, we are not allowed to pay dividends on any other class of stock ranking junior to the ESOP convertible preferred stock, including our common stock. If we are liquidated, dissolved or wound-up, holders of ESOP convertible preferred stock are entitled to receive liquidating distributions in the amount of $602.875 per share, plus an amount equal to all accumulated and unpaid dividends.

        As of December 31, 1998, each share of ESOP convertible preferred stock was convertible into 80 shares of common stock, subject to adjustment for stock dividends, stock splits and the like. In any matter submitted to a vote of the holders of our common stock, each share of ESOP convertible preferred stock is entitled to a number of votes equal to the number of shares of common stock into which such share could be converted, whether or not then convertible, on the record date for determining the stockholders entitled to vote.

        The ESOP convertible preferred stock is redeemable upon the occurrence of certain changes in control or other events, depending on the event at our option or the option of the stockholder, at varying prices not less than $602.875 per share plus accumulated and unpaid dividends.

Preferred Stock Purchase Rights

        Pursuant to a Renewed Rights Agreement dated as of December 14, 1995, effective as of December 9, 1996, that we entered into with the First National Bank of Boston, as Rights Agent, a right is attached to each outstanding share of common stock, and each share of ESOP convertible preferred stock is entitled to 80 rights.

        At December 31, 1998, we had 1,117,296,898 rights outstanding as follows: one right for each share of common stock outstanding and a total of 11,890,147 rights for the outstanding ESOP convertible preferred stock. Each right may be exercised to purchase one ten-thousandth of a share of Series A junior participating preferred stock for $225. The rights will only become exercisable, or separately transferable, on the earlier of the tenth business day after we announce that a person has acquired 15% or more of our common stock or the tenth business day after a tender offer commences that could result in ownership of 15% or more of our common stock.

        If any person acquires 15% or more of our common stock, except in an offer for all of our common stock that has been approved by our Board of Directors, or in the event of specified mergers or other transactions involving a 15% or more stockholder, each right not owned by that person or related parties will enable its holder to purchase, at the right's exercise price, common stock, or a combination of common stock and other assets, having double that value. Similar terms would apply to the purchase of that party's common stock in the event of specified types of merger or asset sale transactions with another party.

        The rights, which have no voting power, expire on December 14, 2005, subject to extension. Upon approval by our Board of Directors, the rights may be redeemed for $.01 each under some conditions. These conditions may change after any person becomes a 15% stockholder.

        Because this is a summary, it does not contain a complete description of the rights. The form of Renewed Rights Agreement, which specifies the terms of the rights, has been filed with the SEC as an exhibit to our Form 8-K dated December 18, 1995, and has been incorporated by reference into our Form 8A/A filed on November 12, 1996, which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

Series A Junior Participating Preferred Stock

        Our Board of Directors has reserved 400,000 shares of Series A junior participating preferred stock for issuance upon exercise of the rights. The shares of junior participating preferred stock have the following terms. Each share of junior participating preferred stock will be entitled, subject to the rights of holders of any other series of preferred stock having superior rights, to receive cumulative quarterly cash dividends payable on the fifteenth day of January, April, July and October in each year equal to the greater of (a) $20, or (b) subject to anti-dilution adjustments, currently 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount, payable in kind, of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, declared on our common stock since the immediately preceding quarterly dividend payment date on the junior participating preferred stock. Accrued but unpaid dividends will not bear interest.

        Holders of shares of junior participating preferred stock will, subject to anti-dilution adjustments, be entitled to 10,000 votes currently on all matters submitted to a vote of our stockholders, voting together with the holders of our common stock as a single class, except as otherwise required by law. If at the time of any annual meeting of stockholders for the election of directors the amount of accrued but unpaid dividends upon the junior participating preferred stock is equal to six full quarterly dividends, the holders of shares of junior participating preferred stock, voting separately as a class, will have the right to elect two members of the Board of Directors. This right shall continue until all accrued dividends are paid. In addition, while dividends on the junior participating preferred stock are unpaid as described above, the terms of the junior participating preferred stock limit our ability to pay dividends and to redeem or repurchase or otherwise acquire shares of our stock.

        If we are liquidated, voluntarily or otherwise, dissolved or wound-up, holders of junior participating preferred stock will be entitled to receive, before any distribution is made with respect to shares of stock ranking junior to the junior participating preferred stock, an amount equal to the greater of

(a) $200 per share, or (b) subject to anti-dilution adjustments, currently 10,000 times the aggregate per share amount to be distributed to holders of our common stock.

        In the event of any consolidation, merger, combination or other transaction in which the shares of our common stock are exchanged for or changed into other stock or securities of another company or cash and/or other property, then in any such case the shares of junior participating preferred stock will be similarly exchanged or changed in an amount per share, subject to anti-dilution adjustments, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property payable in kind, as the case may be, into which or for which each share of our common stock is changed or exchanged.

        The shares of junior participating preferred stock will rank pari passu with, or if determined by our Board of Directors, junior and subordinate to, all other series of our preferred stock with respect to dividends and/or liquidation preference. The junior participating preferred stock may be issued in fractional shares, and may not be mandatorily redeemed by us.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW AFFECTING CHANGES OF CONTROL

        Under Article 9 of our Certificate of Incorporation and the related provisions of Article XIII of our bylaws, our Board of Directors is classified into three classes as nearly equal in number as possible, with one class being elected each year for a three-year term. A director may only be removed for cause and only by the majority vote of the outstanding shares entitled to vote. The affirmative vote of at least 75% of the votes of the shares entitled to vote is required to amend or repeal Article 9 of the Certificate of Incorporation or
Article XIII of the bylaws or to adopt any provision inconsistent with those articles.

        The bylaws provide that special meetings of stockholders may be called only by our Chief Executive Officer or by our Board of Directors. The bylaws also provide that in general we must receive stockholder proposals intended to be presented at a meeting of stockholders, including proposals for the nomination of directors, 60 days in advance of the meeting.

        Our bylaws contain provisions requiring us to indemnify any director, officer, employee or agent to the fullest extent permitted under Delaware law. Our Certificate of Incorporation provides that our directors shall not be personally liable to us or to our stockholders for monetary damages arising out of the director's breach of that person's fiduciary duty as a director, except to the extent that Delaware law does not permit exemption from such liability.

        Our Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company, except as provided in our Certificate of Incorporation and subject to the power of the stockholders to adopt, amend or repeal the bylaws.

        We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, this statute prohibits a publicly-held Delaware corporation like us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of our voting stock.

        Some provisions of our Certificate of Incorporation and bylaws and Delaware law described in "Description of Capital Stock" may have anti-takeover effects.

                                  UNDERWRITING

GENERAL

        The selling stockholder intends to offer our common stock outside the United States and Canada through a number of international managers and in the United States and Canada through a number of U.S. underwriters. Merrill Lynch International is acting as lead manager of each of the international managers named below. Subject to the terms and conditions set forth in an international purchase agreement among us, the selling stockholder and the international managers, and concurrently with the sale of 23,088,959 shares of common stock to the U.S. underwriters, the selling stockholder has agreed to sell to the international managers, and each of the international managers severally and not jointly has agreed to purchase from the selling stockholder, the number of shares of common stock set forth opposite its name below.

                                                                  NUMBER OF
                   INTERNATIONAL MANAGER                           SHARES
                   ---------------------                        -------------
Merrill Lynch International.................................

                                                                  ---------
             Total..........................................      2,565,440
                                                                  =========

        The selling stockholder has also entered into a U.S. purchase agreement with certain underwriters in the United States and Canada for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as U.S. representative. Subject to the terms and conditions set forth in the U.S. purchase agreement, and concurrently with the sale of 2,565,440 shares of common stock to the international managers pursuant to the international purchase agreement, the selling stockholder has agreed to sell to the U.S. underwriters, and the U.S. underwriters severally have agreed to purchase from the selling stockholder, an aggregate of 23,088,959 shares of common stock. The public offering price per share and the total underwriting discount per share of common stock are identical under the international purchase agreement and the U.S. purchase agreement.

        In the international purchase agreement and the U.S. purchase agreement, the international managers and the U.S. underwriters, respectively, severally have agreed, subject to the terms and conditions set forth in those agreements, to purchase all of the shares of common stock being sold under the terms of each such agreement if any of the shares of common stock being sold under the terms of that agreement are purchased. In the event of a default by an underwriter or manager, the U.S. purchase agreement and the international purchase agreement provide that, in certain circumstances, the purchase commitments of the nondefaulting underwriters or managers may be increased or the purchase agreements may be terminated. The closings with respect to the sale of shares of common stock to be purchased by the international managers and the U.S. underwriters are conditioned upon one another.

        We and the selling stockholder have agreed to indemnify the international managers and the U.S. underwriters against certain liabilities, including some liabilities under the Securities Act, or to contribute to payments the U.S. underwriters and international managers may be required to make in respect of those liabilities.

        The shares of common stock are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of specified legal matters by counsel for the underwriters and satisfaction of other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

COMMISSIONS AND DISCOUNTS

        The lead manager has advised us and the selling stockholder that the international managers propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers at such price less a concession not in excess of

$     per share of common stock. The international managers may allow, and such
dealers may reallow, a discount not in excess of $     per share of common stock
to certain other dealers. After the public offering, the public offering price, concession and discount may change.

        The following table shows the per share and total public offering price, underwriting discount to be paid by the selling stockholder to the international managers and the U.S. underwriters and the proceeds before expenses to the selling stockholder. This information is presented assuming either no exercise or full exercise by the international managers and the U.S. underwriters of their over-allotments options described below.

                                                        Per       Without       With
                                                       Share       Option      Option
                                                     ---------    --------    --------
Public Offering Price..............................  $            $           $
Underwriting Discount..............................  $            $           $
Proceeds, before expenses, to the selling
  stockholder......................................  $            $           $

        The expenses of the offering, exclusive of the underwriting discount,
are estimated at $          and are payable by us.

INTERSYNDICATE AGREEMENT

        The international managers and the U.S. underwriters have entered into an intersyndicate agreement that provides for the coordination of their activities. Under the terms of the intersyndicate agreement, the international managers and the U.S. underwriters are permitted to sell shares of our common stock to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of the intersyndicate agreement, the U.S. underwriters and any dealer to whom they sell shares of our common stock will not offer to sell or sell shares of our common stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the international managers and any dealer to whom they sell shares of common stock will not offer to sell or sell shares of common stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions under the terms of the intersyndicate agreement.

OVER-ALLOTMENT OPTION

        The selling stockholder has granted an option to the international managers, exercisable from time to time for 30 days after the date of this prospectus, to purchase up to an aggregate of 384,816 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus, less the underwriting discount. The international managers may exercise this option solely to cover over-allotments, if any, made on the sale of our common stock offered hereby. To the extent that the international managers exercise this option, each international manager will be obligated, subject to certain conditions, to purchase a number of additional shares of our common stock proportionate to the international manager's initial amount reflected in the foregoing table.

        The selling stockholder also has granted an option to the U.S. underwriters, exercisable from time to time for 30 days after the date of this prospectus, to purchase up to an aggregate of 3,463,344 additional shares of common stock to cover over-allotments, if any, on terms similar to those granted to the international managers.

NO SALES OF SIMILAR SECURITIES

        We and the selling stockholder have agreed, with certain exceptions, without the prior written consent of Merrill Lynch on behalf of the underwriters for a period of 90 days after the date of this prospectus, not to

        - sell, pledge, assign, or transfer or dispose of any shares of our common stock, or any option, right, warrant or contract to purchase our common stock or any securities convertible into or exercisable or exchangeable for our common stock or

        - enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of our common stock whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

        Exceptions to the foregoing restrictions with respect to us are

        - issuances of common stock, options, phantom stock or other securities or rights pursuant to any employee or director compensation, option, savings, benefit or other plan of ours and hedging transactions and programs in connection with any such plan.

        - issuances upon exercise, conversion or exchange of any securities or obligations outstanding on the date of the U.S. purchase agreement.

        - issuances of equity securities as consideration for an acquisition.

        - purchases of stock or uses of put options or other derivative securities pursuant to any previously announced stock repurchase program.

        - issuances of common stock, and securities or agreements with respect thereto, in the aggregate not greater than 2,000,000 shares of common stock.

NEW YORK STOCK EXCHANGE

        Our common stock is listed on the New York Stock Exchange under the symbol "G".

NASD REGULATIONS

        Purchasers of the shares offered by this prospectus may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page of this prospectus.

OTHER RELATIONSHIPS

        Certain of the underwriters and their affiliates engage in transactions with, and perform services for, our company, our affiliates, the selling stockholder and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with our company, our affiliates, the selling stockholder and its affiliates for which they have received or will receive customary compensation.

                                 LEGAL MATTERS

        The validity of the common stock being offered in this prospectus will be passed upon for us by James P. Connolly, Esq., Acting General Counsel. As of February 26, 1999, Mr. Connolly beneficially owned approximately 81,968 shares of our common stock, including options to purchase 108,666 shares of common stock and 25 shares of common stock through his interest in our Employee Stock Ownership Plan. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

        The consolidated financial statements and schedules appearing in our annual report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their reports. These reports are incorporated by reference in this prospectus in reliance upon such reports given upon authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               25,654,399 SHARES

                                 [INSERT LOGO]

                                  COMMON STOCK

                             ---------------------
                                   PROSPECTUS
                             ---------------------

                          MERRILL LYNCH INTERNATIONAL

                                            , 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF DISTRIBUTION

SEC registration fee........................................  $499,022
Blue Sky fees and expenses..................................     *
Legal fees and expenses.....................................     *
Printing expenses**.........................................    50,000
Accounting fees and expenses**..............................   100,000
Miscellaneous**.............................................   100,000
                                                              --------
     Total Expenses.........................................  $
                                                              ========

---------------
 * To be filed by amendment
** Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, as amended (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (4) for any transaction from which the director derived an improper personal benefit.

        The Registrant's bylaws provide that the Registrant shall indemnify current or former directors, officers, employees or agents of the Registrant, in connection with proceedings brought against such persons by reason of their position with the Registrant to the fullest extent permitted by Delaware law. The Registrant's Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as is not permitted under the DGCL.

        The Registrant has obtained insurance policies that insure its directors and officers against certain liabilities.

        The proposed form of the underwriting agreement provides for indemnification of the directors and officers of the Registrant by the underwriters against certain liabilities. The selling stockholder has also agreed to indemnify the directors and officers of the Registrant against certain liabilities.

        For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16. EXHIBITS

TITLE OF
EXHIBIT
--------
     1.1  Form of U.S. Purchase Agreement*
     1.2  Form of International Purchase Agreement*
     4.1  Renewed Rights Agreement dated as of December 14, 1995 between The Gillette Company and The First National Bank of
          Boston, filed as Exhibit 4 to The Gillette Company Current
          Report on Form 8-K, dated December 18, 1995, Commission File
          No. 1-922, incorporated by reference herein
     4.2  Specimen of form of certificate representing ownership of
          The Gillette Company Common Stock, $1.00 par value,
          effective December 10, 1996, filed as Exhibit 4(a) to The
          Gillette Company Annual Report on Form 10-K for the year
          ended December 31, 1996, Commission File No. 1-922,
          incorporated by reference herein
     4.3  Form of Certificate of Designation, Preferences and Rights
          of Series A Junior Participating Preferred Stock of The
          Gillette Company filed as Exhibit A to Exhibit 1 to The
          Gillette Company Current Report on Form 8-K, dated December
          30, 1985, Commission File No. 1-911, incorporated by
          reference as Exhibit 4(c) to The Gillette Company Annual
          Report on Form 10-K for the year ended December 31, 1996,
          Commission File No. 1-922, incorporated by reference herein
     4.4  Amendment to Certificate of Designations, Preferences and
          Rights of Series A Junior Participating Preferred Stock
          dated December 9, 1996, filed as Exhibit 4(c) to The
          Gillette Company Annual Report on Form 10-K for the year
          ended December 31, 1996, File No. 1-922, incorporated by
          reference herein
     4.5  Certificate of Designation of the Series C ESOP Convertible
          Preferred Stock of The Gillette Company, dated January 17,
          1990, filed as Exhibit 4(e) to The Gillette Company Annual
          Report on Form 10-K for the year ended December 31, 1989,
          Commission File No. 1-922, incorporated by reference herein
     4.6  Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common
          stock, filed as Exhibit 3(i) to The Gillette Company
          Quarterly Report on Form 10-Q for the period ended March 31,
          1998, Commission File No. 1-922, incorporated by reference herein
     5.1  Opinion of James P. Connolly, Esq., Acting General Counsel
    23.1  Consent of KPMG Peat Marwick LLP
    23.2  Consent of James P. Connolly, Esq., Acting General Counsel
          (to be included in the opinion filed as Exhibit 5.1)
    24.1  Power of Attorney

---------------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification (other than by policies of insurance) is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 1st day of April, 1999.

                                          THE GILLETTE COMPANY

                                          By:     /s/ CHARLES W. CRAMB
                                            ------------------------------------
                                              Name: Charles W. Cramb
                                              Title: Senior Vice
                                              President -- Finance,
                                              Chief Financial Officer and
                                              Principal Accounting Officer

        Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----
                  *                    Chairman of the Board, Chief            April 1, 1999
-------------------------------------  Executive Officer and Director
           Alfred M. Zeien

                  *                    President, Chief Operating Officer      April 1, 1999
-------------------------------------  and Director
          Michael C. Hawley

        /s/ CHARLES W. CRAMB           Senior Vice President -- Finance        April 1, 1999
-------------------------------------  (Chief Financial Officer and
          Charles W. Cramb             Principal Accounting Officer)

                  *                                  Director                  April 1, 1999
-------------------------------------
          Warren E. Buffett

                  *                                  Director                  April 1, 1999
-------------------------------------
           Wilbur H. Gantz

                  *                                  Director                  April 1, 1999
-------------------------------------
         Michael B. Gifford

                  *                                  Director                  April 1, 1999
-------------------------------------
          Carol R. Goldberg

                  *                                  Director                  April 1, 1999
-------------------------------------
          Herbert H. Jacobi

                  *                                  Director                  April 1, 1999
-------------------------------------
           Henry R. Kravis

                  *                                  Director                  April 1, 1999
-------------------------------------
         Jorge Paulo Lemann

              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----
                  *                                  Director                  April 1, 1999
-------------------------------------
        Richard R. Pivirotto

                  *                                  Director                  April 1, 1999
-------------------------------------
       Alexander B. Trowbridge

                  *                                  Director                  April 1, 1999
-------------------------------------
         Marjorie M.T. Yang

      *By: /s/ CHARLES W. CRAMB
-------------------------------------
Charles W. Cramb, for himself and as
          attorney-in-fact

                                 EXHIBIT INDEX

TITLE OF
EXHIBIT
--------
     1.1  Form of U.S. Purchase Agreement*
     1.2  Form of International Purchase Agreement*
     4.1  Renewed Rights Agreement dated as of December 14, 1995 between The Gillette Company and The First National Bank of
          Boston, filed as Exhibit 4 to The Gillette Company Current
          Report on Form 8-K, dated December 18, 1995, Commission File
          No. 1-922, incorporated by reference herein
     4.2  Specimen of form of certificate representing ownership of
          The Gillette Company Common Stock, $1.00 par value,
          effective December 10, 1996, filed as Exhibit 4(a) to The
          Gillette Company Annual Report on Form 10-K for the year
          ended December 31, 1996, Commission File No. 1-922,
          incorporated by reference herein
     4.3  Form of Certificate of Designation, Preferences and Rights
          of Series A Junior Participating Preferred Stock of The
          Gillette Company filed as Exhibit A to Exhibit 1 to The
          Gillette Company Current Report on Form 8-K, dated December
          30, 1985, Commission File No. 1-911, incorporated by
          reference as Exhibit 4(c) to The Gillette Company Annual
          Report on Form 10-K for the year ended December 31, 1996,
          Commission File No. 1-922, incorporated by reference herein
     4.4  Amendment to Certificate of Designations, Preferences and
          Rights of Series A Junior Participating Preferred Stock
          dated December 9, 1996, filed as Exhibit 4(c) to The
          Gillette Company Annual Report on Form 10-K for the year
          ended December 31, 1996, File No. 1-922, incorporated by
          reference herein
     4.5  Certificate of Designation of the Series C ESOP Convertible
          Preferred Stock of The Gillette Company, dated January 17,
          1990, filed as Exhibit 4(e) to The Gillette Company Annual
          Report on Form 10-K for the year ended December 31, 1989,
          Commission File No. 1-922, incorporated by reference herein
     4.6  Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common
          stock, filed as Exhibit 3(i) to The Gillette Company
          Quarterly Report on Form 10-Q for the period ended March 31,
          1998, Commission File No. 1-922, incorporated by reference herein
     5.1  Opinion of James P. Connolly, Esq., Acting General Counsel
    23.1  Consent of KPMG Peat Marwick LLP
    23.2  Consent of James P. Connolly, Esq., Acting General Counsel
          (to be included in the opinion filed as Exhibit 5.1)
    24.1  Power of Attorney

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* To be filed by amendment.